UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Informatica Inc.†

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40936	61-1999534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

(650) 385-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	INFA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

† In connection with the completion of the transactions to which this Current Report on Form 8-K relates, the registrant’s stock ceased trading on the New York Stock Exchange.

Introductory Note.

As previously announced, on May 26, 2025, Informatica Inc., a Delaware corporation (“Informatica” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Salesforce, Inc., a Delaware corporation (“Salesforce”), and Phoenix I Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on November 18, 2025 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Salesforce (the “Merger”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.02 Termination of a Material Definitive Agreement.

On November 18, 2025, in connection with the Merger, the Company terminated and repaid in full all outstanding obligations due under the Credit and Guaranty Agreement, dated as of October 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Informatica LLC, a Delaware limited liability company, 13381986 Canada Inc., a corporation incorporated under the federal laws of Canada, the guarantors party thereto from time to time, the lenders and issuers of letters of credit party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent for such lenders. In connection with the termination and repayment in full of all outstanding obligations under the Credit Agreement, all liens, security interests and guarantees in respect thereof were terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	Each share of Class A common stock, $0.01 par value per share, of the Company (“Class A Common Stock”), and Class B-1 common stock, $0.01 par value per share, of the Company (the “Class B-1 Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, Cancelled Shares or Converted Shares (each as defined in the Merger Agreement)) was converted into the right to receive $25.00 per share in cash, without interest (the “Merger Consideration”).

•	Each share of Class B-2 common stock, $0.00001 par value per share, of the Company (the “Class B-2 Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive $0.0000100115 per share in cash.

•	Each outstanding and unexercised option to purchase Class A Common Stock that had a per share exercise price that was less than the Merger Consideration (each, an “In-the-Money Option”) that was held by an individual who was not an employee of the Company, whether or not vested, and each In-the-Money Option that was outstanding, vested and unexercised and held by an individual who was an employee of the Company, in each case, was canceled and such holders are entitled to receive an amount equal to the Merger Consideration with respect to each share covered by such options after reducing shares to cover the exercise price (as determined in accordance with the formula in the Merger Agreement), without interest and less applicable tax withholdings.

•	Each In-the-Money Option that was outstanding, unvested, unexercised and held by an individual who was an employee of the Company was assumed and converted automatically into an option to purchase a number of shares of Salesforce common stock at an exercise price determined based on the exchange ratio set forth in the Merger Agreement, on the same terms and conditions as the applicable In-the-Money Option.

•	Each option to purchase Class A Common Stock that had a per share exercise price that was greater than the Merger Consideration or that contained solely a $37.50 per share stock price performance vesting condition and was then outstanding and unexercised, whether or not vested, was canceled without payment.

•	Each restricted stock unit award relating to shares of Class A Common Stock that was outstanding and held by a non-employee director of the Company was canceled and such holder is entitled to receive the Merger Consideration in respect of each share of Class A Common Stock covered by such restricted stock unit award.

•	All other restricted stock unit awards (other than restricted stock unit awards that are subject to performance-based and service-based vesting requirements (the “Performance Stock Unit Awards”)) relating to shares of Class A Common Stock that were outstanding were assumed and converted automatically into corresponding awards in respect of Salesforce common stock based on the exchange ratio set forth in the Merger Agreement, on the same terms and conditions as the applicable restricted stock unit award.

•	Each Performance Stock Unit Award that was outstanding was assumed and converted automatically into corresponding awards in respect of Salesforce common stock based on target level of performance and the exchange ratio set forth in the Merger Agreement, on the same terms and conditions (excluding any performance-based vesting conditions) as the applicable Performance Stock Unit Award, except that each Performance Stock Unit Award that contained a $35.00 per share stock price performance vesting condition was forfeited in accordance with its existing terms.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2025, the terms of which are incorporated herein by reference.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Before market open on the Closing Date, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and requested that NYSE (i) suspend trading of the Class A Common Stock, which traded under the ticker symbol “INFA”, on the NYSE, (ii) withdraw the Class A Common Stock from listing on the NYSE prior to the open of trading on the Closing Date and (iii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration in order to effect the delisting of the Class A Common Stock from the NYSE and the deregistration of the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the filing of the Form 25, the Class A Common Stock will no longer be listed on the NYSE. The Company also intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Class A Common Stock, requesting that such shares be deregistered under Section 12(g) of the Exchange Act and requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred on the Closing Date and the Company became a wholly owned subsidiary of Salesforce.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the closing of the Merger, each member of the board of directors of the Company—Amit Walia, Bruce Chizen, Mitesh Dhruv, Janice Chaffin, Gerald Held, Ryan Lanpher, Austin Locke, Cesare Ruggiero, Alex Vander Linde and Jill Ward—ceased to be a director of the Company, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement.

At the closing of the Merger, each officer of the Company—Amit Walia, Michael McLaughlin, Francis Santiago, John Schweitzer and Ansa Sekharan—ceased to be an officer of the Company, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement.

The information set forth in the Introductory Note and in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws, each as in effect immediately prior to the Effective Time, were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 26, 2025, by and among Informatica Inc., Salesforce, Inc. and Phoenix I Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 28, 2025)
3.1	Amended and Restated Certificate of Incorporation of Informatica Inc.
3.2	Amended and Restated Bylaws of Informatica Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATICA INC.

Date: November 18, 2025	By:	/s/ Michael McLaughlin
		Name:	Michael McLaughlin
		Title:	Executive Vice President and Chief Financial Officer